THIS ASSET PURCHASE AGREEMENT made the 25TH day of June, 1999.

BETWEEN:

     ANDREW ENGINEERING INC., a corporation duly incorporated under the laws of the Province of British Columbia, having an office located at 7216 Hewitt Street, Burnaby, British Columbia, V5A 3M2

                                    (hereinafter called the "Vendor")

                                                    OF THE FIRST PART

AND:

     WOLF INDUSTRIES INC., a corporation duly incorporated under the laws of the Province of British Columbia, having its registered office located at 2500
     - 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1S8

                  (hereinafter called the "Purchaser")

                                                    OF THE SECOND PART


WHEREAS:


A. The Vendor owns a 25% equity interest (the "Shares") in AEI TruColor Inc. ("Trucolor"), a non reporting British Columbia company involved in the development of a certain dental technology.

B.   The Vendor has agreed to sell the Shares to the Purchaser and the Purchaser
     has   agreed  to  buy  the   Shares   upon  and   subject   to  the  terms,
     representations, warranties and conditions hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and certain good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by and between the parties hereto, the parties agree as follows:


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1. PURCHASE AND SALE

Upon and subject to the terms and conditions hereof the Vendor agrees to sell and, relying on the representations, warranties, covenants and agreements of the Vendor hereunder, the Purchaser agrees to buy the Shares from the Vendor.

2. PURCHASE PRICE

     2.1 As consideration for the purchase and sale:

          (a) The Purchaser will pay to the Vendor $10.00, payable upon execution of this Agreement:

          (b) The Purchaser will issue to the Vendor 50,000 restricted  (section
          144) shares in its capital stock, issuable upon execution of this Agreement; and

          (c) In the event Trucolor is sucessful in consummating a manufacturing/distribution agreement, with either EFOS or a Third Party concerning the further commercialization of the Dental Color Analyzer as anticipated in a certain Letter Agreement dated June 25, 1998, a copy of which is attached hereto as Schedule "A", the Purchaser will deliver to the Vendor 25% of its then existing equity interest in Trucolor.

3. DELIVERY OF RESTRICTED SHARES

The Vendor will deliver to the Purchaser for cancellation the 4,800,000 restricted shares presently being held in trust to the benefit of the Vendor.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR

The Vendor represents and warrants to and covenants with the Purchaser that:

     4.1 The Vendor now is the valid owner of the Shares and has good, safeholding, and marketable title to same, free and clear of all liens, charges, encumbrances, judgments and adverse claims.

     4.2 No person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Vendor of the Shares.

     4.3 The Vendor has good and sufficient authority and all consents, if any are necessary, to enter into this Agreement on the terms and conditions herein.

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     4.4  All  deductions  required  by  law  to be  made  by  the  Vendor  from employees' (if any) wages and salaries have been made and remitted to the proper governmental authority or authorities, and all employees will have been dismissed with adequate notice by Possession Date or adequate pay in lieu of notice will have been paid by the Vendors.

     4.5 The Vendor is a resident of Canada within the meaning of the Income Tax Act (Canada).

     4.6 To the best of the Vendor's knowledge the Vendor is not a party to or threatened with any litigation or any other claim whatsoever and no situation exists which could form the basis of a claim, which, if successful, could adversely affect or could constitute a lien or charge or in any other way encumber the title to the Shares or any of them, except for a Writ of Summons issued February 18, 1999 by GPT Management Ltd. as Plaintiff (Victoria Registry No. 99-0811).

     4.7 The completion of the transaction contemplated by this Agreement will not result in the acceleration of the time for payment of any debt owing by the Vendor or cause any security granted by the Vendor to become enforceable.

5. CONDITIONS PRECEDENT TO CLOSING

The completion of the sale and purchase of the Shares is subject to the warranties, representations and covenants set forth herein being true and correct upon execution hereof having been waived by the Purchaser;

The foregoing condition is inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in his absolute discretion in whole or in part at any time. If the foregoing condition has not been complied with in whole or in part and such non-compliance has not been waived in writing by the Purchaser prior to the execution hereof, the Purchaser will be released from all obligations hereunder and this Agreement will, at the option of the Purchaser, be null and void and no further effect.

6. CLOSING DATE, POSSESSION DATE AND PROCEDURE

     6.1  The Closing Date will be the execution date of this Agreement.

     6.2 Subject to compliance with the terms and conditions hereof and completion of this transaction as hereinafter described, the transfer of the Shares will be deemed to take effect as at the close of business on the Closing Date.

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     6.3  Subject  to the  terms  and  conditions  hereof,  the  closing  of the transaction set out in this Agreement will be completed on the Closing Date in the following manner:

          (a) the Vendor will deliver a valid share certificate duly signed off in favour of the Purchaser;

          (b) the Purchaser will deliver to the Vendor a certified cheque or certified trust cheque from the Purchaser's solicitor in the amount required to be paid pursuant to paragraph 2.1.

7. MISCELLANEOUS

     7.1 This Agreement constitutes the entire Agreement between the parties and supersedes and cancels all prior representations, communications and Agreements between the parties hereto relating to the transactions set out in this Agreement.

     7.2  Time will be of the essence of this Agreement.

     7.3 Notice may be given to any party hereto by personal service or by prepaid first class registered mail addressed to the party at his or its address set out on page one of this Agreement. Any notice, if mailed, will be deemed to have been received at the end of three days, excluding Saturdays, Sundays and Holidays, after mailing unless there exists a labour dispute or other event at the time of mailing or within three days thereafter, excluding Saturdays, Sundays and Holidays, which would affect the normal delivery of the notice by Canada Post, in which case notice will only be effective hereunder by actual delivery. Any party hereto may from time to time advise the other parties hereto of a change in address and thereafter all notice intended to be given to that party will only be properly given if addressed or delivered to the new address.

     7.4 Neither party hereto may assign his interest in this Agreement without the prior written consent of the other party. Subject thereto, this Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     7.5 All costs of each party hereto will be borne by the party incurring the same.

     7.6 Wherever the singular or the masculine are used in this Agreement the same will be deemed to include the plural or the feminine, or the body politic or corporate where the context or the parties so require.

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     7.7  Unless  otherwise  stated a reference herein to a numbered or lettered clause or to a schedule refers to the clause or schedule bearing that number or letter in this Agreement.

IN WITNESS WHEREOF the Parties have hereunto set their hands and seals to this Agreement as of the day and year first above written.



ANDREW ENGINEERING INC.

/S/ Andrew Rawicz
Authorized Signatory


WOLF INDUSTRIES INC.

/s/ P. McGowan
Authorized Signatory



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